Exhibit (a)(1)(D)

NAVIOS MARITIME HOLDINGS INC.

Offer to Exchange

Common Stock and/or Cash

For

Any and All of the Outstanding American Depositary Shares, each representing 1/100th of a Share of

8.75% Series G Cumulative Redeemable Perpetual Preferred Stock

and

Any and All of the Outstanding American Depositary Shares, each representing 1/100th of a Share of

8.625% Series H Cumulative Redeemable Perpetual Preferred Stock

and

Consent Solicitation Statement

to Adopt the Proposed Amended and Restated

Certificates of Designation for each such series of Preferred Stock

THE OFFER AND CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT

11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 2016

UNLESS EXTENDED OR TERMINATED BY THE COMPANY.

September 19, 2016

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated September 19, 2016 (the “Offer to Exchange”), the related Letter of Transmittal (which together with the Offer to Exchange, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”) and an Instructions From Beneficial Owner form relating to the offer of Navios Maritime Holdings Inc. (the “Company”) to exchange (i) newly issued shares of Common Stock, par value $.0001 per share, of Navios Holdings (the “Common Stock”) and/or (ii) cash, for (x) any and all outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred”) and (y) any and all outstanding American Depositary Shares (“Series H ADSs), each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred” and, together with the Series G Preferred, the “Preferred Shares”), upon the terms and conditions set forth in the Offer to Exchange.

If all conditions to the Exchange Offer are satisfied or waived, the Company will acquire all Series G ADSs or Series H ADSs from all tendering holders. Any Series G ADSs or Series H ADSs not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. In addition, the tender by a holder of Series G ADSs or Series H ADSs pursuant to this Exchange Offer will constitute the granting of consent by such holder to the proposed amended and restated Series G Preferred or Series H Preferred certificate of designation, as applicable. The Exchange Offer is conditioned upon, among other things, at least 66 2/3% of the Series G ADSs and/or 66 2/3% of the Series H ADSs and related consents having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer.

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 2016, OR SUCH OTHER DATE TO WHICH THE OFFER MAY BE EXTENDED (THE “EXPIRATION DATE”).

The description of the Exchange Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Exchange Offer set forth in the Offer to Exchange and the Letter of Transmittal. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series G ADSs or Series H ADSs held by us for your account.

The enclosed materials are being forwarded to you as the beneficial owner of the Series G ADSs or Series H ADSs. We hold Series G ADSs or Series H ADSs for your account. A tender of such Series G ADSs or Series H ADSs can be made only by us pursuant to your instructions. Therefore, the Company urges you, as the beneficial owners of Series G ADSs or Series H ADSs held with a broker, or other securities intermediary, to contact such broker or other securities intermediary promptly if you wish to tender your Series G ADSs or Series H ADSs in the Exchange Offer.

We, as holders of Series G ADSs or Series H ADSs on your behalf, are being requested to tender Series G ADSs or Series H ADSs for acquisition by the Company pursuant to the terms and conditions of the Exchange Offer.

We, as holders of Series G ADSs or Series H ADSs on your behalf, cannot tender your Series G ADSs or Series H ADSs unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Series G ADSs or Series H ADSs held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Series G ADSs or Series H ADSs on your behalf in accordance with the terms and conditions of the Offer to Exchange. If we do not receive written instructions in accordance with the below procedures presented in the Offer to Exchange and the Letter of Transmittal, we will not tender any Series G ADSs or Series H ADSs on your account.

Your attention is directed to the following:

1.	The Exchange Offer and withdrawal rights will expire at 11:59 P.M. midnight, New York City time, on October 17, 2016, unless the Company extends the Exchange Offer or the Exchange Offer is terminated.

2.	If you desire to tender any Series G ADSs or Series H ADSs pursuant to the Exchange Offer and receive the consideration therefor, we must receive your instructions in ample time to permit us to affect a tender of the Series G ADSs or Series H ADSs on your behalf on or prior to the Expiration Date.

3.	The Exchange Offer is conditioned upon, among other things, at least 66 2/3% of the Series G ADSs and/or 66 2/3% of the Series H ADSs and related consents having been validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer. See “The Exchange Offer—Conditions of the Exchange Offer” in the Offer to Exchange.

4.	Any transfer taxes imposed by the United States or the Marshall Islands incident to the transfer of Series G ADSs or Series H ADSs by the tendering holder pursuant to the Exchange Offer, if any, will be paid by the Company, except as otherwise provided in the Offer to Exchange and the related Letter of Transmittal.

If you wish to have us tender your Series G ADSs or Series H ADSs, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

An exchange of Series G ADSs or Series H ADSs for newly issued shares of Common Stock and/or cash may not be suitable for you. You must make your own decision whether to tender Series G ADSs or Series H ADSs in the Exchange Offer. Neither we, our Board of Directors, the Information Agent, the Exchange Agent, the Depositary, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not you should tender your Series G ADSs and Series H ADSs in the Exchange Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

NAVIOS MARITIME HOLDINGS INC.

Offer to Exchange

Common Stock and/or Cash

For

Any and All of the Outstanding American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock

and

Any and All of the Outstanding American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock

and

Consent Solicitation Statement

to Adopt the Proposed Amended and Restated

Certificates of Designation for each such series of Preferred Stock

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,

ON OCTOBER 17, 2016 UNLESS EXTENDED OR TERMINATED BY THE COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to an offer (the “Exchange Offer”) of Navios Maritime Holdings Inc. (the “Company”) to exchange (i) newly issued shares of Common Stock, par value $.0001 per share, of Navios Holdings (the “Common Stock”) and/or (ii) cash, for (x) any and all outstanding American Depositary Shares (“Series G ADSs”), each representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (the “Series G Preferred”) and (y) any and all outstanding American Depositary Shares (“Series H ADSs”), each representing 1/100th of a Share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (the “Series H Preferred” and, together with the Series G Preferred, the “Preferred Shares”), pursuant to the terms and conditions described in the Offer to Exchange, dated September 19, 2016 (as amended, supplemented or otherwise modified from time to time, the “Offer to Exchange”), and the related Letter of Transmittal for each of the Series G ADSs or Series H ADSs.

Instruction to tender shares: This will instruct you to tender the number of Series G ADSs or Series H ADSs set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

Series G ADSs

Please tender              Series G ADSs held by you for my account as indicated below in the Exchange Offer for Common Stock.

Please tender              Series G ADSs held by you for my account as indicated below in the Exchange Offer for cash.

Series H ADSs

Please tender              Series H ADSs held by you for my account as indicated below in the Exchange Offer for Common Stock.

Please tender              Series H ADSs held by you for my account as indicated below in the Exchange Offer for cash.

If no amount is provided above with respect to the number of shares of Series G ADSs or Series H ADSs to be tendered for Common Stock and/or cash and this Instructions From Beneficial Owner form is signed in the space provided below, you are authorized to tender with respect to the entire amount of Series G ADSs and/or Series H ADSs in which you hold an interest through The Depository Trust Company for Common Stock for my account.

Dated:             , 2016

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE SERIES G ADSS OR SERIES H ADSS HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.